UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2011

M & F WORLDWIDE CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13780	02-0423416
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

35 East 62nd Street, New York, New York 10065
(Address of Principal Executive Offices) (Zip Code)

212-572-8600
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

In connection with the closing (the “Closing”) of the transactions contemplated by that certain Full and Final Release, Settlement and Indemnity Agreement (the “Settlement Agreement”), by and among M & F Worldwide Corp., a Delaware corporation (the “Registrant”), Pneumo Abex LLC (“Pneumo Abex”), Mafco Worldwide Corporation (“Mafco Worldwide”), Mafco Consolidated Group LLC (“Mafco Consolidated”), PCT International Holdings Inc. (“PCT”), Cooper Industries plc, Cooper Industries Ltd., Cooper Holdings, Ltd., Cooper US Inc. and Cooper Industries, LLC (“Cooper”, and collectively, the “Parties”), on April 5, 2011 (as described below), the Registrant, Pneumo Abex, PCT and a subsidiary of Mafco Consolidated amended the Transfer Agreement dated as of June 15, 1995 (the “Transfer Agreement”) previously in effect among them pursuant to a First Amendment to Transfer Agreement (the “Transfer Agreement Amendment”).  Pursuant to the amendment, the subsidiary of Mafco Consolidated ceased to provide certain defense, indemnification, cost-sharing and advancement obligations that it previously provided with respect to contingent liabilities of Pneumo Abex.

A copy of the Transfer Agreement Amendment is attached as Exhibit 10.1 and is hereby incorporated by reference.

Item 1.02     Termination of a Material Definitive Agreement.

Also, in connection with the Closing, Mafco Consolidated, a subsidiary of the Registrant, has, effective as of the Closing, terminated that certain Mutual Guaranty Agreement (the “Mutual Guaranty”), dated as of December 30, 1994, between Abex Inc. (whose successor in interest is Mafco Consolidated) and Cooper Industries Inc. (whose successor in interest is Cooper).  Pursuant to the Mutual Guaranty, Cooper had assumed the defense of, and liability for, certain asbestos-related claims asserted against Pneumo Abex.

Item 8.01 Other Events.

On April 5, 2011, the Registrant consummated the Closing of the transactions contemplated by the previously announced Settlement Agreement, pursuant to which, and upon the terms and subject to the conditions set forth therein, the Parties have resolved and settled their disputes set forth in or related to an action concerning obligations arising from the Mutual Guaranty for asbestos-related claims, as previously disclosed by the Registrant.

As a result of the Closing:

—	Pneumo Abex is no longer owned or controlled, directly or indirectly, by the Registrant;

—
Pneumo Abex is owned by the Pneumo Abex Asbestos Claims Settlement Trust, a Delaware statutory trust (the “Settlement Trust”), and will continue to resolve asbestos-related claims asserted against it in the tort system,

—	The Settlement Trust will indemnify Pneumo Abex with respect to the defense and resolution of the asbestos-related claims formerly subject to the Mutual Guaranty,

—	Cooper’s obligation to indemnify Pneumo Abex pursuant to the Mutual Guaranty has terminated,

—	The Registrant and its remaining subsidiaries will be indemnified by the Settlement Trust against any liability for the matters formerly subject to the Mutual Guaranty, and

—	All other insurance and indemnification rights of Pneumo Abex owing from third parties will remain assets of Pneumo Abex.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on February 7, 2011).

Item 9.01     Financial Statements and Exhibits.

Exhibit 10.1
First Amendment to Transfer Agreement, dated as of April 5, 2011, by and among M & F Worldwide Corp., MCG Intermediate Holdings Inc., Pneumo Abex LLC, PCT International Holdings Inc. and Mafco Worldwide Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.

By:	/s/ Steven L. Fasman
Name: Steven L. Fasman
Title: Senior Vice President

Date:  April 11, 2011

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1
First Amendment to Transfer Agreement, dated as of April 5, 2011, by and among M & F Worldwide Corp., MCG Intermediate Holdings Inc., Pneumo Abex LLC, PCT International Holdings Inc. and Mafco Worldwide Corporation.